UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Titles of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2020, the Board of Directors (the “Board”) of Arcus Biosciences, Inc. (the “Company”) appointed Andrew Perlman, MD, Ph.D. to the Board as a Class I Director. Dr. Perlman was further appointed to serve as a member of Company’s Nominating and Corporate Governance Committee.

Pursuant to the Company’s Compensation Program for Non-Employee Directors (“Director Compensation Program”), Dr. Perlman is entitled to receive (a) an annual cash retainer of $40,000 for his service as a member of the Board, (b) an annual cash retainer of $5,000 for his service as a member of the Nominating and Corporate Governance Committee, (c) an option to purchase 21,000 shares of the Company’s common stock, which will vest and become exercisable in substantially equal monthly installments over 36 months of continuous service provided by him to the Company, and (d) a grant of 4,500 restricted stock units (RSUs), with one-third of the shares subject to the RSU vesting each year, subject to his continuous service to the Company. The equity grants will also become fully vested and exercisable in the event the Company is subject to a Change in Control (as defined in the Director Compensation Program).

Dr. Perlman is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Perlman, on the one hand, and any other persons, on the other hand, pursuant to which Dr. Perlman was selected as a director.

Item 7.01	Regulation FD Disclosure.

On December 18, 2020, Dr. Grossman entered into a consulting agreement with Gilead Sciences, Inc. (“Gilead”) pursuant to which Dr. Grossman will provide advisory services in the field of oncology for one (1) year.  None of Dr. Grossman’s responsibilities as the Chief Medical Officer of Arcus Biosciences are changing as a result of his consulting agreement with Gilead.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: December 18, 2020	By:	/s/ Terry Rosen
Terry Rosen, Ph.D.
Chief Executive Officer